SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K/A

                                   Amendment #1

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of Report (Date of Earliest Event Reported) October 15, 2004

                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                     NEVADA
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)

                   000-27365                            88-0440528
 -------------------------------------------------------------------------------
 (Commission File Number)                  (I.R.S. Employer Identification No.)

             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
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               (Address of Principal Executive Offices) (Zip Code)

                                 (509) 736-7000
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              (Registrant's Telephone Number, Including Area Code)



Section 4 - Matters Related to Accountants and Financial Statements

     Item 4.01 Changes in Registratnt's Certifying Accountant.

We note that the Company has had three auditors during the past three years.

On May 23, 2003, the former management of Electronic Identification, Inc. dismissed its independent accountants, KPMG LLP, Chartered Accountants ("KPMG") in an attempt to reduce costs, and on the same date engaged the services of Manning Elliott, Chartered Accountants ("Manning Elliott") as the new independent accountants for the year ending December 31, 2002. The Company's Board of Directors recommended and approved the dismissal of KPMG and the appointment of Manning Elliott.

Further, the Company moved from Canada to the United States. Manning Elliott notified the Company that it did not have an office located in the United States and could no longer provide auditing services within the United States. The Company then dismissed Manning Elliott and on the same date hired Cordavano and Honeck, a U.S. accounting firm, as was required under the circumstances to perform auditing services. The Company's Board of Directors recommended and approved the dismissal of Manning Elliott and the appointment of Cordavano and Honeck.

There are no disagreements between the Company and either KPMG LLP, Manning Elliott and Cordavano and Honeck on any matter of accounting Principles or practices, financial statement disclosure, or auditing scope or procedure.

These changes were reflected in the 10-KSB for the year ended December 31, 2003.

Section 9 - Financial Statements and Exhibits

     Item 9.01 Financial Statements and Exhibits.

 Exhibit No. Discription
------------ ------------------------------------------------------------------
        23.1 Audit Letter from KPMG LLP, Chartered Accountants.

        23.2 Audit Letter from Manning Elliott, Chartered Accountants.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: 1/24/05                               By:  /s/  G. Robert Williams
                                             ----------------------------------
                                             Name:     G. Robert Williams
                                             Title:    Chief Executive Officer